Exhibit 99.5
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Performance Materials revenue)

Monthly Sales ($, millions)

	2003	2004	2005	2006	2007	2008
January	62.8	66.3	103.5	110.4	133.3	132.9
February	69.1	85.5	111.9	116.3	111.6	135.4
March	73.8	87.7	122.5	119.6	131.2
April	78.0	91.2	125.8	117.0	132.7
May	75.5	85.7	129.9	124.1	134.5
June	80.0	98.0	127.9	128.6	132.6
July	74.5	89.8	108.5	117.7	127.5
August	80.2	94.3	121.7	126.5	152.8
September	66.4	89.5	110.5	113.3	157.8
October	87.1	103.6	125.1	132.8	137.3
November	74.6	105.2	120.6	123.0	132.8
December	76.6	97.7	106.1	110.2	101.0

12 Month Sales Rolling Average ($, millions)

	2003	2004	2005	2006	2007	2008
January	69.7	75.2	94.3	118.4	121.9	132.1
February	70.0	76.5	96.5	118.8	121.5	134.0
March	70.7	77.7	99.4	118.5	122.4
April	71.1	78.8	102.3	117.8	123.8
May	71.2	79.6	106.0	117.3	124.6
June	71.9	81.1	108.4	117.4	125.0
July	72.4	82.4	110.0	118.1	125.8
August	73.1	83.6	112.3	118.5	128.0
September	72.9	85.5	114.1	118.8	131.7
October	73.6	86.9	115.8	119.4	132.1
November	74.0	89.4	117.1	119.6	132.9
December	74.9	91.2	117.8	120.0	132.1